Exhibit 10.6

AMENDMENT NO. 2 TO
FIVE YEAR REVOLVING CREDIT FACILITY AGREEMENT
This AMENDMENT NO. 2 TO FIVE YEAR REVOLVING CREDIT FACILITY AGREEMENT (this “Amendment”) is entered into as of November 5, 2015 among MEAD JOHNSON NUTRITION COMPANY, a Delaware corporation (the “Company”), the financial institutions signatory hereto, and JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent (in such capacity, the “Administrative Agent”).
RECITALS
A.    The Company, Mead Johnson & Company, LLC, a Delaware limited liability company, a Borrowing Subsidiary, the Administrative Agent and various financial institutions (the “Lenders”) are parties to a Five Year Revolving Credit Facility Agreement dated as of June 17, 2011 (as previously amended, the “Credit Agreement”).
B.    The Company, the Administrative Agent and the undersigned Lenders wish to amend the Credit Agreement on the terms and conditions set forth below.
Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:
1.Definitions. Unless otherwise specified herein, all capitalized terms used herein shall have the meanings specified in the Credit Agreement.
2.    Amendments to Credit Agreement. Upon the Second Amendment Effective Date (as defined below), the Credit Agreement shall be amended as follows:
(a)    Section 1.1 of the Credit Agreement is amended by adding the following definitions in the appropriate alphabetical order:
“Amendment No. 2” shall mean that certain Amendment No. 2 to Five Year Revolving Credit Facility Agreement dated as of November __, 2015 among the Company, the Administrative Agent and the various Lenders party thereto.
“Cash Equivalent Investments” shall mean:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(c)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued o

r guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and
(e)    money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.
“Consolidated Adjusted Total Debt” shall mean, at any date, the aggregate amount of all indebtedness of the Company and its Subsidiaries at such date, determined on a consolidated basis, plus, without duplication, the aggregate amount of Guarantees by the Company and its Subsidiaries of obligations of other Persons (other than the Company and its Subsidiaries) that would be treated as indebtedness of such Persons determined on a consolidated basis in accordance with GAAP; provided that Consolidated Adjusted Total Debt shall be deemed reduced by an amount equal to the lesser of (a) $500,000,000 and (b) the sum of (i) 100% of the unrestricted cash and Cash Equivalent Investments held by the Company and its domestic consolidated Subsidiaries on such date, plus (ii) 65% of the unrestricted cash and Cash Equivalent Investments held by foreign consolidated Subsidiaries of the Company on such date.
“Consolidated Net Leverage Ratio” shall mean, as at the last day of any period, the ratio of (a) Consolidated Adjusted Total Debt on such day to (b) Consolidated EBITDA for such period.
(b)    The definition of “Change in Control” in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:
“Change in Control” shall be deemed to have occurred if (a) any Person or group of Persons (other than any employee or director benefit plan or stock plan of the Company or a Subsidiary or any trustee or fiduciary with respect to any such plan when acting in that capacity or any trust related to any such plan) shall have acquired beneficial ownership of shares representing more than 20% of the combined voting power represented by the outstanding Voting Shares of the Company (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 and the applicable rules and regulations thereunder), or (b) during any period of 12 consecutive months, commencing before or after the date of this Agreement, individuals who on the first day of such period were directors of the Company (together with any replacement or additional directors who were nominated, elected or approved for consideration by shareholders for election, in each case by a majority of directors then in office) cease to constitute a majority of the board of directors of the Company.

(c)    Every reference in the Credit Agreement to “Consolidated Leverage Ratio” shall be changed to a reference to “Consolidated Net Leverage Ratio”.
(d)    Section 1.1 of the Credit Agreement shall be amended by deleting the defined terms “Consolidated Leverage Ratio” and “Consolidated Total Debt”.
(e)    Section 2.16 of the Credit Agreement shall be amended by adding the following as a new clause (i) at the conclusion thereof:
(i)    FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the Second Amendment Effective Date (as defined in Amendment No. 2), the Company and the Administrative Agent shall treat (and the Lenders authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(f)    Section 3.6(c) of the Credit Agreement shall be amended in its entirety to read as follows:
(c)    The Company and its Subsidiaries have implemented and maintain in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The Company and its Subsidiaries and, to the knowledge of the Company, their respective officers and employees, directors and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects except for any failure to comply that is not systemic and does not involve senior management of the Company. None of the Company or any Subsidiary or, to the knowledge of the Company, any of their respective directors, officers or employees or any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby is a Sanctioned Person. No Borrowing, use of proceeds or other transaction related to this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
3.    Representations and Warranties of the Company. The Company represents and warrants that:
(a)    the execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity));
(b)    each of the representations and warranties contained in the Credit Agreement (treating this Amendment as a Loan Document for purposes thereof) is true and correct in all material respects (provided that such representations and warranties qualified as to materiality shall be true and correct) on and as of the date hereof as if made on such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in w hich case such representation or warranty shall have been true and correct on and as of such earlier date; and
(c)    no Default has occurred and is continuing.
4.    Effective Date. This Amendment shall become effective on the date and at the time (the “Second Amendment Effective Date”) upon it has been executed and delivered by the Company, the Administrative Agent and the Required Lenders.
5.    Consent; Reference to and Effect upon the Credit Agreement.
(a)    Except as specifically amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed and the parties agree to perform their respective obligations under the Credit Agreement as amended hereby. This Amendment shall constitute a Loan Document.
(b)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.
6.    Costs and Expenses. The Company hereby affirms its obligation under Section 8.5 of the Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable and documented fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.
7.    Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
8.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
9.    Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

MEAD JOHNSON NUTRITION COMPANY
By: /s/ Santino Caringella Name: Santino Caringella Title: Assistant Treasurer

[Signature Page to Amendment No. 2 to Five Year Revolving Credit Facility Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender
By: /s/ Brendan Korb Name: Brendan Korb Title: Vice President

[Signature Page to Amendment No. 2 to Five Year Revolving Credit Facility Agreement]

CITIBANK, N.A., as a Lender
By: /s/ Lisa Huang Name: Lisa Huang Title: Vice President

[Signature Page to Amendment No. 2 to Five Year Revolving Credit Facility Agreement]

Bank of America, N.A., as a Lender
By: /s/ Nicholas Cheng Name: Nicholas Cheng Title: Vice President

[Signature Page to Amendment No. 2 to Five Year Revolving Credit Facility Agreement]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender
By: /s/ Christine Howatt Name: Christine Howatt Title: Authorized Signatory

[Signature Page to Amendment No. 2 to Five Year Revolving Credit Facility Agreement]

HSBC Bank USA, N.A., as a Lender
By: /s/ Fik Durmus Name: Fik Durmus Title: Senior Vice President

[Signature Page to Amendment No. 2 to Five Year Revolving Credit Facility Agreement]

THE NORTHERN TRUST COMPANY, as a Lender
By: /s/ M. Scott Randall Name: M. Scott Randall Title: Second Vice President

[Signature Page to Amendment No. 2 to Five Year Revolving Credit Facility Agreement]

WELLS FARGO BANK, N.A., as a Lender
By: /s/ Peter Martinets Name: Peter Martinets Title: Managing Director

[Signature Page to Amendment No. 2 to Five Year Revolving Credit Facility Agreement]

STANDARD CHARTERED BANK, as a Lender
By: /s/ Pramita Saha Name: Pramita Saha Title: Executive Director

[Signature Page to Amendment No. 2 to Five Year Revolving Credit Facility Agreement]

Citizens Bank, N.A., as a Lender
By: /s/ Thomas Lass Name: Thomas Lass Title: Senior Vice President

[Signature Page to Amendment No. 2 to Five Year Revolving Credit Facility Agreement]

BARCLAYS BANK PLC, as a Lender
By: /s/ Mathew Cybul Name: Mathew Cybul Title: Assistant Vice President

[Signature Page to Amendment No. 2 to Five Year Revolving Credit Facility Agreement]

MORGAN STANLEY BANK, N.A., as a Lender
By: /s/ Lisa Vieira Name: Lisa Vieira Title: Authorized Signatory

[Signature Page to Amendment No. 2 to Five Year Revolving Credit Facility Agreement]

U.S. Bank National Association, as a Lender
By: /s/ Adam J. Kultgen Name: Adam J. Kultgen Title: Vice President

[Signature Page to Amendment No. 2 to Five Year Revolving Credit Facility Agreement]

BMO HARRIS BANK, N.A., as a Lender
By: /s/ Katherine K. Robinson Name: Katherine K. Robinson Title: Director

[Signature Page to Amendment No. 2 to Five Year Revolving Credit Facility Agreement]

GOLDMAN SACHS BANK USA, as a Lender
By: /s/ Jerry Li Name: Jerry Li Title: Authorized Signatory

[Signature Page to Amendment No. 2 to Five Year Revolving Credit Facility Agreement]

CoBank, ACB, as a Lender
By: /s/ Michael Tousignant Name: Michael Tousignant Title: Vice President

[Signature Page to Amendment No. 2 to Five Year Revolving Credit Facility Agreement]